UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On September 24, 2024, Vertex Energy, Inc. (the “Company”) and certain of the Company’s subsidiaries (collectively with the Company, the “Company Parties”) entered into a Restructuring Support Agreement (including all of the exhibits and attachments thereto, the “Restructuring Support Agreement”), with parties that hold 100% of the claims under the Loan and Security Agreement, dated April 1, 2022 (as amended from time to time, the “Term Loan”), by and between Vertex Refining Alabama LLC, as borrower, the Company, as parent and guarantor, Cantor Fitzgerald Securities, as agent, and the lenders party thereto (the “Term Loan Lenders” or the “Consenting Stakeholders”). The Restructuring Support Agreement contemplates agreed-upon terms for a financial restructuring of the Company Parties’ capital structure (the “Restructuring”) to be implemented pursuant to a chapter 11 plan filed by the Company Parties in cases (the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Pursuant to the Restructuring Support Agreement, the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support the Plan (as defined below).

Restructuring Transactions

The Restructuring Support Agreement contemplates agreed-upon terms for a financial restructuring of the Company Parties’ capital structure (the “Restructuring”). Pursuant to the Restructuring Support Agreement, the Debtors expect to effectuate a chapter 11 plan (the “Plan”) through either (a) a standalone recapitalization of the Company’s balance sheet; or (b) a sale of all, substantially all, or any portion of the Debtors’ assets through one or more sales (as applicable, a “Recapitalization Transaction”).

Pursuant to the Restructuring Support Agreement, the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support the Plan, among other things.

The transactions contemplated by the Restructuring Support Agreement and the term sheets attached thereto (such transactions, collectively, the “Restructuring Transactions”) will be consummated pursuant to the Recapitalization Transaction, unless the Company Parties, with the prior written consent of holders holding at least 80% of the aggregate outstanding principal amount of the Term Loan Claims (as defined below) (such holders, the “Required Consenting Term Loan Lenders”) determine that pursuit of the highest or otherwise best asset sale proposal (or proposals), which may include a credit bid submitted by certain debtor-in-possession financing lenders (“DIP Lenders”) and/or Term Loan Lenders (a “Credit Bid”), is in the best interests of the Company Parties and their stakeholders (the “Successful Bid”).

If the Company Parties select a Successful Bid and such Successful Bid is approved by the Bankruptcy Court pursuant to an order, prior to the consummation of the asset sale, the Company Parties will establish and fund one or more reserves from cash on hand of the Company Parties and undrawn amounts under the DIP Facility (as defined below), in an amount determined in the Company Parties’ reasonable discretion and consented to by the Required Consenting Term Loan Lenders, sufficient to (a) fund the estimated fees, costs, and expenses necessary to fully administer and wind down the estates of the Company Parties, including the fees, costs, and expenses of the plan administrator selected by the Required Consenting Term Loan Lenders to wind down the Company Parties’ estates (the “Plan Administrator”), and (b) pay in full in cash all Claims required to be paid under the Bankruptcy Code and Plan in order for the Plan Effective Date to occur or otherwise be assumed or required to be paid under the terms of the Plan, in each case to the extent not liquidated and paid in full in cash on the Plan Effective Date (collectively, the “Wind Down Reserve”); provided, that (x) in no event shall the Wind Down Reserve constitute an increase to the DIP Facility at any time without the express consent of all of the DIP Lenders and (y) any new money term loans provided for the Wind Down Reserve shall be funded only in accordance with certain conditions, including, but not limited to, the absence of a default or event of default under the DIP Facility. Absent such an event of default, the Company Parties will be authorized to maintain the Wind Down Reserve in an amount and for such time as is necessary, each as determined by the Plan Administrator, to fully reconcile, liquidate, and pay in full in cash all applicable fees, costs, expenses, claims, and other obligations before distributing any excess distributable cash to holders of debtor-in-possession financing claims or any other claims and equity interests in accordance with the priorities and treatment described in the Restructuring Support Agreement.

The Restructuring Support Agreement also contemplates the cancellation of all existing equity interests of the Company, including the Company’s common stock, par value $0.001 per share (the “Common Stock”) and any interests arising from the Common Stock, including any options or warrants, at any time on or after the Plan Effective Date.

DIP Facility

To fund the administration of the Chapter 11 Cases and the implementation of the Restructuring Transactions, all of the DIP Lenders will provide a $280 million senior secured super-priority debtor-in-possession loan and security agreement (such agreement, the “DIP Loan Agreement”, and the financing facility thereunder, the “DIP Facility”), consisting of (a) an $80 million new money term loan facility and (b) a “roll up” loan facility, whereby $200 million of Term Loan Claims will be converted on a cashless, dollar-for-dollar basis into DIP Facility loans on the terms and conditions set forth in the DIP Loan Agreement which provides for, among other things, granting a security interest in all assets of the Company Parties as collateral, and provides for a guarantee by the Company Parties. The DIP Facility will be used by the Company in accordance with the budget agreed upon between the Company Parties and the Required DIP Lenders (as defined in the Restructuring Support Agreement).

The Company Parties will seek approval of the DIP Facility as is consistent with the DIP Loan Agreement, and the transactions contemplated by such DIP Loan Agreement are subject to approval by the Bankruptcy Court. In addition, the DIP Lenders’ obligations to provide the DIP Facility are subject to various conditions customary for debtor-in-possession financings of this type.

Additional Terms of the Restructuring Support Agreement

In accordance with the Restructuring Support Agreement, the Consenting Stakeholders agreed, among other things, to: (a) support the Restructuring Transactions as contemplated by, and within the timeframes outlined in, the Restructuring Support Agreement and the definitive documents governing the Restructuring Transactions; (b) not take action, in respect of each Consenting Stakeholder’s Company Claims/Equity Interests (as defined in the Restructuring Support Agreement), directly or indirectly, to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; and (c) vote each of each Consenting Stakeholder’s Company Claims/Equity Interests owned, held, or otherwise controlled by such Consenting Stakeholder and exercise any powers or rights available to it, in each case, in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions.

In accordance with the Restructuring Support Agreement, the Company Parties agreed, among other things, to: (a) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement; (b) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions; (c) negotiate in good faith and use commercially reasonable efforts to execute and deliver certain required documents and agreements to effectuate and consummate the Restructuring Transactions as contemplated by the Restructuring Support Agreement; and (d) not, directly or indirectly, object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events set forth therein, including, among other things, the failure to meet specified milestones specified in the Restructuring Term Sheet and in any DIP order.

The Restructuring Transactions are subject to certain customary conditions, including approval by the Bankruptcy Court. Accordingly, no assurance can be given that the transactions described in this Current Report on Form 8-K (this “Current Report”) will be consummated.

Amended Intermediation Facility Agreement

Separately, to permit the Company Parties to continue purchasing crude oil from Macquarie Energy North America Trading Inc. (“Macquarie”) for the Company Parties’ ordinary course operations and for Macquarie to continue purchasing all Products (as defined in that certain Supply and Offtake Agreement, dated as of April 1, 2022 (the “Intermediation Facility Agreement”), by and between Vertex Refining Alabama LLC and Macquarie), Macquarie and the Company Parties agreed to amend and restate the facility existing under the Intermediation Facility Agreement on the terms and conditions set forth in the Intermediation Facility Term Sheet attached the Restructuring Support Agreement (the “Amended Intermediation Facility”). Entry into the Amended Intermediation Facility is subject to approval by the Bankruptcy Court.

The foregoing description of the Restructuring Support Agreement, DIP Term Sheet, the Intermediation Facility Term Sheet, and the transactions and documents contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On September 24, 2024 (the “Petition Date”), the Company Parties filed the Chapter 11 Cases and the Plan in the Bankruptcy Court.

The Company Parties will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company Parties requested approval from the Bankruptcy Court for a variety of “first day” motions designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Company Parties’ operations, including authority to honor trade claims in the ordinary course of business during the Chapter 11 Cases. The Company Parties anticipate emerging from the Chapter 11 Cases within 115 days of the Petition Date.

The disclosure statement for the Plan, which includes a copy of the Plan, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in this Current Report constituted an event of default that accelerated the Company Parties’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

●	Indenture, dated as of November 1, 2021, by and among the Company and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as Trustee, and the approximately $15.2 million aggregate outstanding principal amount of the 6.25% Convertible Senior Notes due 2027 issued thereunder; and

●	Term Loan, consisting of $271.9 million aggregate principal amount outstanding thereunder and all other amounts due and payable thereunder including but not limited to prepayment premiums, exit fees and accrued and unpaid interest (collectively, the “Term Loan Claims”).

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder will be immediately due and payable, along with appliable premiums and fees. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the stakeholders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. Additionally, in connection with the Chapter 11 Cases, the Company has incurred, and expects to continue to incur, significant professional fees and other costs in connection with the Chapter 11 Cases. There can be no assurance that the Company’s current liquidity is sufficient to allow it to satisfy its obligations related to the Chapter 11 Cases or to pursue confirmation of a Chapter 11 plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Retention Bonus

The Company, with the recommendation of the Compensation Committee of the Board of Directors and the approval of the Board of Directors, entered into a retention letter agreement with Alvaro Ruiz, the Company’s Chief Strategy Officer, on September 19, 2024, and agreed to pay a retention bonus to Mr. Ruiz of $154,020. The bonus is subject to the recipient’s obligation to repay the net after-tax bonus in the event that the recipient’s employment with the Company is terminated by the Company for any reason other than cause, or his death or disability prior to the later of six months after the date the letter agreement is entered into and the date of a change of control transaction (including an asset sale of all or substantially all of the Company’s assets). Mr. Ruiz also entered into a waiver and release in favor of the Company in consideration for the retention bonus, pursuant to which he agreed to release all claims against the Company related to his employment and certain other employment matters and claims.

Item 7.01 Regulation FD Disclosure.

On September 24, 2024, the Company issued a press release disclosing the entry into the Restructuring Support Agreement and related matters.

A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The information contained in, or incorporated into, Item 7.01 of this Current Report is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filings.

Item 8.01 Other Events.

Additional Information on the Chapter 11 Cases

Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Company’s claims agent, Kurtzman Carson Consultants, LLC dba Verita Global, at https://www.veritaglobal.net/vertex, or at or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities (including, without limitation, its Common Stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders will experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases. Further, the Company expects to receive a notice of delisting from Nasdaq as a result of the Chapter 11 Cases.

Item 9.01            Financial Statements and Exhibits.

Exhibit	Description
10.1*	Restructuring Support Agreement, dated as of September 24, 2024, by and among the Company Parties and the Consenting Stakeholders
99.1*	Disclosure Statement For the Joint Chapter 11 Plan of Vertex Energy, Inc. and its Debtor Affiliates
99.2**	Press Release, dated as of September 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

Forward-Looking Statements

This Current Report, including the exhibits attached hereto, contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates and may include, for example, statements regarding the Chapter 11 Cases, the Company’s ability to complete the Restructuring and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of the Restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s recapitalization process or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties; the Company’s ability to comply with financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees, and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of Common Stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the Restructuring and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Restructuring or an alternative transaction; increased administrative and legal costs related to the Chapter 11 process; and other litigation and inherent risks involved in a bankruptcy process. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the Securities and Exchange Commission, which are available at www.sec.gov and in the “Investor Relations” – “SEC Filings” section of the Company’s website at www.vertexenergy.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: September 26, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer